UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 19, 2012

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2012, Sanmina-SCI Corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) between the Company and Union Bank, N.A. (the “Bank”).  The Loan Agreement provides for a $40.0 million term loan secured by the Company’s real property comprising its headquarters campus in San Jose, California.  The Loan Agreement is scheduled to mature on July 19, 2015 (the “Maturity Date”).  At the Company’s request and upon approval of the Bank, the Maturity Date may be extended up to two times for a period of one year for each extension.

Loans under the Loan Agreement bear interest, at the Company’s option, at a rate equal to the London interbank offered rate (“LIBOR”) plus 2.50% or a base rate equal to the Bank’s announced prime rate plus 1.50%.  Interest on the loans is payable monthly with respect to base rate loans and at the end of an interest period (but no less frequently than at the end of each quarter) in the case of LIBOR loans.  Principal, together with accrued and unpaid interest, is due on the Maturity Date.  The Company has the right to prepay loans under the Loan Agreement in whole or in part at any time without penalty. Amounts prepaid may be reborrowed.

The Loan Agreement requires the Company to comply with a consolidated fixed charge coverage ratio, determined in accordance with the Loan Agreement, of at least 1.25 to 1.00.

The Loan Agreement contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations.  Further, the Loan Agreement contains customary negative covenants limiting the ability of the Company and its subsidiaries, among other things, to grant liens on the mortgaged property, make investments, make acquisitions and sell assets.  Upon an event of default, the Bank may declare all outstanding principal and accrued but unpaid interest under the Loan Agreement immediately due and payable and may exercise the other rights and remedies provided for under the Loan Agreement.  The events of default under the Loan Agreement include payment defaults, cross defaults with certain other indebtedness, breaches of covenants or representations and warranties, change in control of the Company and bankruptcy events.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: July 24, 2012	By:	/s/ Robert K. Eulau
Robert K. Eulau
Executive Vice President and Chief Financial Officer